Exhibit 99.1

DYNAMIC GOLD CORP.
Suite 501 - 675 West Hastings Street Vancouver British Columbia V6B 1N2
Telephone: (604) 681-3131

NEWS RELEASE

January 22 , 2014	OTC BB Trading Symbol: DYGO

DYNAMIC GOLD CORP. COMPLETES NON-BROKERED PRIVATE PLACEMENT

Dynamic Gold Corp. (the “Company”) is pleased to announce that it has completed its previously announced non-brokered private placement. The Company issued 15,000 common shares at a price of $1.00 per share for gross proceeds of $15,000.

The common shares sold pursuant to the private placement have not been and will not be registered under the United States Securities Act of 1933 (the “Act”) and may not be offered or sold in the United States unless either registered under the Act or an applicable exemption from the registration requirements is available. The common shares are subject to resale restrictions under Canadian securities laws and pursuant to Rule 144 made under the Act.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Tim Coupland, President and CEO
Dynamic Gold Corp.
Tel 604.681.3131

On behalf of the Board of Directors of
DYNAMIC GOLD CORP.

Tim Coupland
President & CEO

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This news release does not constitute an offer to sell or a solicitation of an offer to sell any of the securities in the United States.

This news release contains certain statements that may be deemed “forward-looking statements”. All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans” “anticipates”, “believes”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Forward looking statements are based on the beliefs, estimates and opinions of the Company’s management on the date the statements are made. The Company undertakes no obligation to update these forward-looking statements in the event that management’s beliefs, estimates or opinions, or other factors, should change. For further information investors should review the Company’s filings that are available at www.edgar.com or contact Tim Coupland, President at (604) 681-3131.